Exhibit 99.1

Lord Hill of Oareford Elected to Board of Directors of Intercontinental Exchange

ATLANTA & NEW YORK -- September 18, 2025 -- Intercontinental Exchange, Inc. (NYSE: ICE), a leading global provider of technology and data, today announced that its Board of Directors has elected The Rt. Hon. the Lord Hill of Oareford CBE (Lord Hill) as a new director, effective September 18, 2025. Lord Hill, who currently serves on the Board of Directors of ICE Endex Markets, a subsidiary of ICE, is also expected to join the Board of Directors of ICE Futures Europe subject to regulatory approval.

“On behalf of the Board, I am pleased to welcome our colleague, Lord Hill, to his expanded role at ICE,” said Jeffrey C. Sprecher, Founder, Chair and CEO of Intercontinental Exchange. “Lord Hill brings tremendous depth and breadth of experience to the industries we operate in and his background in the public and private sectors offers a valuable perspective on the markets we serve.”

Lord Hill has a distinguished background in politics and a broad range of experience advising businesses throughout the U.S., United Kingdom (UK) and European Union (EU) on a range of geo-political topics. He has served as a member of the House of Lords Financial Services Regulation Select Committee since 2024. Lord Hill served as Lead Non-Executive Director at HM Treasury, the UK Government’s economic and finance ministry, from 2017 to 2024. Lord Hill was European Commissioner for Financial Stability, Financial Services and the Capital Market, from 2014 to 2016, where he had overall responsibility for financial regulation across the EU and represented the EU in international negotiations.

Prior to that, Lord Hill held a range of positions in government and business, including Leader of the House of Lords and Parliamentary Under-Secretary of State for Schools. He earned a Master of Arts degree in History from Cambridge University.

“I am really pleased to join the Board of ICE,” Lord Hill added. “Since founding the company 25 years ago, Jeff and his team have built ICE into a resilient, all-weather, entrepreneurial-focused company and I look forward to working with them as they embark on the company’s next stage of growth.”

With the election of Lord Hill, the ICE Board of Directors expands from 10 to 11 directors.

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds, and operates digital networks that connect people to opportunity. We provide financial technology and data services across major asset classes helping our customers access mission-critical workflow tools that increase transparency and efficiency. ICE’s futures, equity, and options exchanges -- including the New York Stock Exchange -- and clearing houses help people invest, raise capital and manage risk. We offer some of the world’s largest markets to trade and clear energy and environmental products. Our fixed income, data services and execution capabilities provide information, analytics and platforms that help our customers streamline processes and capitalize on opportunities. At ICE Mortgage Technology, we are transforming U.S. housing finance, from initial consumer engagement through loan production, closing, registration and the long-term servicing relationship. Together, ICE transforms, streamlines, and automates industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located here. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 6, 2025.

SOURCE: Intercontinental Exchange

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